UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

 (Former name or former address, if changed, since last report)

#

ITEM 1.01. Entry into a Material Definitive Agreement.

    On December 23, 2005,  CCI Group, Inc., as the parent entity, along with our subsidiary Beach Properties Barbuda Limited, an Antiguan company (BPBL),  completed a restructuring of our credit facility with Laurus Master Fund, Ltd., a Cayman Island company (Laurus). Under our prior agreements with Laurus, as of December 2005, a principal balance of $5,049,500.00 was outstanding, and we owed Laurus $354,210 in past due interest (which includes $203,500 in interest charges while funds were held in a restricted account), $93,508 in past due principal, and $90,599 in other fees which were past due. As a result of the restructuring:

•

Laurus agreed to (i) forbear asserting a default under our existing agreements, (ii) allowed BPBL to assume the liability for our existing indebtedness, (iii) lend an additional $550,000 to BPBL ($433,593 after deducting a closing fee to Laurus of $19,250 and other transactional fees of $97,157), and (iv) deferred principal payments on all indebtedness, including past due amounts, until December 1, 2006,

•

The original term note which we executed in favor of Laurus on July 29, 2004 was terminated, and BPBL executed a new promissory note in favor of Laurus in the principal amount of $6,127,616.00. The principal amount of the new note includes the principal balance of the original term note, together with past due interest and fees described above and the additional advance described above,

•

We granted Laurus an irrevocable right to obtain, at any time and from time to time, a 30% of the equity interest in BPBL,

•

CCI Group, Inc., and its subsidiary, Caribbean Clubs International, Inc. guaranteed the  new promissory note, and we granted Laurus a first lien and mortgage on our resort located in Barbuda, as well as a security interest in the equity interest held by the parent entity in BPBL under an escrow agreement between the parties,

•

The option which we granted to Laurus in July 29, 2004 to acquire 20% of our outstanding common stock also was terminated.

The restructuring was effected through the execution of a Loan Agreement, new Promissory Note, Novation and Purchase Right Agreement, among other agreements and instruments, all of which are attached as Exhibits to this Form 8-K.

The term of the new note is three years and bears interest at the rate of prime (as published in the Wall Street Journal) plus two percent, subject to adjustments. Interest payments commence monthly on January 1, 2006. We are required to make monthly principal payments in the amount of $51,063.47 commencing on December 1, 2006 and monthly thereafter for the three year term, with a balloon payment at maturity.

Under the guaranties issued to Laurus and under the new Loan Agreement, events of default include among under conditions:

•

our failure to pay interest and principal payments when due;

•

our breach of any  material  covenant or term or condition of the note or in any related agreements;

•

our breach of any material representation or warranty made in the note or in any related agreement;

•

we make an  assignment for the benefit of creditors, or a receiver or trustee is appointed for  us;

•

any form of bankruptcy or insolvency  proceeding is instituted by or against us, which is not vacated within 90 days; and

•

any money judgment or similar final process filed against us for more than $50,000, and shall remain unvacated, unbonded  or unstayed for a period of thirty (30) days;

If we default on our obligations to Laurus, Laurus may foreclose on the collateral which includes our resort located in Barbuda.

We believe that the transaction qualifies as an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Laurus is an accredited investor, had access to information about us and their investment.

The description of the transaction with Laurus as described hereinabove is qualified in its entirety by the agreements and instruments which are attached as exhibits to this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         CCI Group, Inc.

Date: December 23, 2005

                                                    /s/ Mark C. Casolo

                                                    Mark C. Casolo

                                                    Chairman

#

Exhibit 10.22 Promissory Note dated December __, 2005 issued by Beach Properties Barbuda Limited in favor of Laurus Master Fund Ltd. in the amount of $6,127,616.

Exhibit 10.23 Loan Agreement dated December __, 2005 by and between Beach Properties Barbuda Limited as Borrower and  Laurus Master Fund Ltd. as Lender.

Exhibit 10.24 Reaffirmation And Ratification Agreement And Amendment dated December __, 2005 by and among CCI Group, Inc., Caribbean Clubs International, Inc. and Laurus Master Fund, Ltd.

Exhibit 10.25 Purchase Right And Novation Agreement dated December __, 2005 by and among CCI Group, Inc., Beach Properties Barbuda Limited, and Laurus Master Fund, Ltd.

Exhibit 10.26  Guaranty dated December __, 2005 issued by CCI Group, Inc., Caribbean Clubs International, Inc.

Exhibit 10.27 Escrow Agreement dated December __, 2005 by and among  CCI Group, Inc., Beach Properties Barbuda Limited, Laurus Master Fund, Ltd.,  and Nicolette Doherty.

#